HOW TO SUBSCRIBE

A.

Instructions.

Each person considering subscribing for the shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to Paradigm Enterprises, Inc. the enclosed copy of the subscription agreement. The Board of Directors will review the materials and, if the subscription is accepted, Paradigm will execute the subscription agreement and return one copy of the materials to you for your records.

Paradigm Enterprises, Inc. shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the shares subscribed for shall be made by delivery by the earlier of __________ ___, 2003 or such date as Paradigm shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of Paradigm), of a certified or cashier’s cheque or wire transfer of immediately available funds to “MACLEAN, FORSTROM, JACKSON IN TRUST for PARADIGM
ENTERPRISES, INC.” at the address set forth below or an account specified by Paradigm. The closing of the transactions contemplated hereby will be held on ________ ___ 2003 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of Paradigm. The minimum aggregate amount of shares which must be sold as a condition precedent to the Closing is 250,000 shares. Should we not complete the minimum subscription by _____ __, 2003, all funds will be returned to the respective subscribers.

B.	Communications. All documents and cheques should be forwarded to:
PARADIGM ENTERPRISES, INC. Unit 35 - 12880 Railway Avenue Richmond, British Columbia V7E 6G4 Attention: Brian C. Doutaz

THE PURCHASE OF SHARES OF PARADIGM ENTERPRISE, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

PARADIGM ENTERPRISES, INC.
Unit 35 - 12880 Railway Avenue
Richmond, British Columbia V7E 6G4

SUBSCRIPTION AGREEMENT

The undersigned (the “subscriber”) hereby irrevocably subscribes for that number of shares set forth below, upon and subject to the terms and conditions set forth in the Paradigm’s SB-2 Registration Statement dated ________ ___, 2003.

Total Number of Shares to be Acquired:_____________________________. Amount to be Paid (price of $0.20 per Share): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this subscription agreement this _______ of _________, 2003.

Signature	Subscriber’s Social Security or Tax Identification Number:
Print Name:
Print Title:	Signature of Co-owners if applicable:
Address:
Number and Street
City, State, Zip

Name as it should appear on the certificate: ______________________________________________________

If Joint Ownership, check one (all parties must sign above):
☐ Joint Tenants with Right of Survivorship
☐ Tenants in Common
☐ Community Property

If Fiduciary or Business Organization, check one:
☐ Trust
☐ Estate
☐ Power of Attorney

Name and Type of Business Organization: _______________________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted for and on behalf of PARADIGM ENTERPRISES, INC. this _____ day of __________, 2003.

PARADIGM ENTERPRISES, INC.

By /s/ Brian Doutaz
Brian C. Doutaz, President